Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Veritex Holdings, Inc. Reports Fourth Quarter and Year-End 2019 Operating Results

Dallas, TX — January 28, 2020 —Veritex Holdings, Inc. (“Veritex” or the “Company”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the fourth quarter and full year of 2019. Net income for the quarter ended December 31, 2019 was $29.1 million, or $0.56 diluted earnings per share (“EPS”), compared to $27.4 million, or $0.51 diluted EPS, for the quarter ended September 30, 2019 and $9.8 million, or $0.40 diluted EPS, for the quarter ended December 31, 2018. Operating net income for the quarter ended December 31, 2019 totaled $30.3 million, or $0.58 diluted operating EPS1, compared to $28.6 million, or $0.53 diluted operating EPS1, for the quarter ended September 30, 2019 and $11.5 million, or $0.47 diluted operating EPS1, for the quarter ended December 31, 2018.
C. Malcolm Holland, III, the Company’s Chairman and Chief Executive Officer said: “2019 was a transformational year for Veritex. We are not only a bigger company, but more importantly a better company, as a result of the Green merger and all the work that was completed in 2019. The fourth quarter loan growth, excluding mortgage warehouse, and deposit growth, excluding time deposits, gives us substantial momentum heading into 2020 where we will look to exploit the merger disruption in Dallas-Fort Worth and Houston while continuing to return excess capital to our shareholders.”

Fourth Quarter 2019 Financial Highlights:
•Diluted EPS was $0.56 and diluted operating EPS was $0.58 for the fourth quarter of 2019, resulting in a 23.4% increase in diluted operating EPS compared to the fourth quarter of 2018;
•Return on average assets was 1.43%, operating return on average assets1 was 1.49% and pre-tax, pre-provision operating return on average assets1 was 2.07% for the fourth quarter of 2019;
•Return on average tangible common equity was 16.22% and operating return on average tangible common equity1 was 16.87% for the fourth quarter of 2019;
•Total loans, excluding mortgage warehouse, increased $86.9 million, or 6.1% annualized, and total deposits, excluding time deposits, increased $210.1 million, or 21.0% annualized, during the fourth quarter of 2019;
•Increased and extended the previously announced stock buyback program during the fourth quarter of 2019. During the fourth quarter and full year of 2019, Veritex repurchased 1,453,608 and 3,802,711 shares, respectively, of its outstanding common stock under its stock buyback program for an aggregate of $35.7 million and $94.5 million, respectively. Since inception, the buyback program has repurchased 7% of outstanding common stock;
•Declared quarterly cash dividend of $0.17 payable on February 20, 2020 representing a 20% increase in the declared cash dividend from prior quarters.

Summary of Financial Data	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Dollars in thousands)
GAAP
Net income	$29,051	$9,825	$90,739	$39,341
Diluted EPS	0.56	0.40	1.68	1.60
Return on average assets[2]	1.43%	1.20%	1.14%	1.26%
Efficiency ratio	47.12	54.27	56.41	54.92
Book value per common share	$23.32	$21.88	$23.32	$21.88
Non-GAAP[1]
Operating net income	$30,294	$11,457	$123,836	$45,251
Diluted operating EPS	0.58	0.47	2.29	1.84
Pre-tax, pre-provision operating return on average assets	2.07%	1.95%	2.24%	2.02%
Operating return on average assets[2]	1.49	1.40	1.56	1.44
Operating efficiency ratio	45.67	50.65	43.80	49.76
Return on average tangible common equity[2]	16.22	11.52	13.02	12.89
Operating return on average tangible common equity[2]	16.87	13.37	17.39	14.68
Tangible book value per common share	$14.74	$14.74	$14.74	$14.74
1 Refer to the section titled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Result of Operations for the Three Months Ended December 31, 2019

Net Interest Income

For the three months ended December 31, 2019, net interest income before provision for loan losses was $69.9 million and net interest margin was 3.81% compared to $70.9 million and 3.90%, respectively, for the three months ended September 30, 2019. The $1.0 million decrease in net interest income was primarily due to a $3.2 million decrease in interest income on loans driven by a decrease in loan yields and was partially offset by a $2.2 million decrease in interest expense on interest-bearing transaction and savings deposits. Net interest margin decreased 9 basis points from the three months ended September 30, 2019, primarily due to a 22 basis point decrease in yields earned on loan balances, exceeded by a 33 basis point decrease in the average rate paid on interest-bearing demand and savings deposits during the three months ended December 31, 2019. As a result, the average cost of interest-bearing deposits decreased to 1.59% for the three months ended December 31, 2019 from 1.79% for the three months ended September 30, 2019.
Net interest income before provision for loan losses increased by $41.2 million from $28.7 million to $69.9 million and net interest margin decreased 8 basis points from 3.89% to 3.81% for the three months ended December 31, 2019 as compared to the same period in 2018. The increase in net interest income before provision for loan losses was primarily driven by higher loan balances and interest income resulting from loans acquired from Green Bancorp ("Green") in connection with Veritex's acquisition of Green in January 2019 and organic loan growth. For the three months ended December 31, 2019, average loan balances increased by $3.2 billion compared to the three months ended December 31, 2018, which resulted in a $45.8 million increase in interest income. Net interest margin decreased 8 basis points compared to the three months ended December 31, 2018 primarily due to a decrease in the average yield on interest-earning assets during the three months ended December 31, 2019. Average interest-bearing deposit accounts grew to $4.4 billion for the three months ended December 31, 2019 compared to $2.0 billion for the three months ended December 31, 2018, primarily due to the acquisition of Green. The average cost of interest-bearing deposits decreased to 1.59% for the three months ended December 31, 2019 from 1.75% for the three months ended December 31, 2018.

Noninterest Income
Noninterest income for the three months ended December 31, 2019 was $7.1 million, a decrease of $1.3 million, or 15.4% compared to the three months ended September 30, 2019. The decrease was primarily due to a $438 thousand loss on sales of certain investment securities, a $331 thousand decrease in loan fees, and a $349 thousand decrease in the gain on sale of Small Business Administration ("SBA") loans for the three months ended December 31, 2019.
Compared to the three months ended December 31, 2018, noninterest income for the three months ended December 31, 2019 grew $3.5 million or 97.1%. The increase was primarily due to a $2.9 million increase in service charges and fees on acquired deposit accounts resulting from the acquisition of Green deposit accounts and the associated income from these accounts and a $1.5 million increase in loan fees, partially offset by a $1.3 million decrease in the gain on sale of SBA loans.

Noninterest Expense
Noninterest expense was $36.3 million for the three months ended December 31, 2019, compared to $34.6 million for the three months ended September 30, 2019, an increase of $1.7 million, or 4.8%. The increase was primarily driven by a $1.4 million increase in salaries and employee benefits in the three months ended December 31, 2019 as compared to the three months ended September 30, 2019.
Compared to the three months ended December 31, 2018, noninterest expense for the three months ended December 31, 2019 increased $18.7 million, or 106.9%. The increase was primarily driven by a $10.6 million increase in salaries and employee benefits due to the addition of new Green employees as a result of the merger, and a $1.9 million, $1.8 million and $1.0 million increase in amortization of intangibles, occupancy and equipment expenses, and data processing and software expenses, respectively, related to the acquisition of Green.

Financial Condition
Total loans were $5.9 billion at December 31, 2019, an increase of $37.0 million, or 2.51% annualized, compared to September 30, 2019 and $3.4 billion, or 132.14%, compared to December 31, 2018. The net increase was the result of Veritex's growth strategy and the acquisition of Green.
Total deposits were $5.9 billion at December 31, 2019, an increase of $16.5 million, or 0.3%, compared to September 30, 2019 and an increase of $3.3 billion, or 124.77%, compared to December 31, 2018. The increase from September 30, 2019 was primarily the result of an increase of $83.4 million in non-interest bearing demand deposits, which was offset by a decrease of $66.9 million in interest bearing accounts. The increase from December 31, 2018 was primarily the result of the acquisition of Green.

Asset Quality
Allowance for loan losses as a percentage of loans was 0.50%, 0.45% and 0.75% of total loans held for investment at December 31, 2019, September 30, 2019 and December 31, 2018, respectively. The allowance for loan losses as a percentage of total loans for each of the three quarters ended was determined by an evaluation of the qualitative factors around the nature, volume and mix of the loan portfolio. The increase at December 31, 2019 in the allowance for loan losses as a percentage of loans from September 30, 2019 was primarily attributable to the general provision required from an increase of loans acquired from Green that were re-underwritten in the fourth quarter of 2019. Once an acquired loan undergoes new underwriting and meets the criteria for a new loan, the loan becomes fully subject to Veritex's allowance for loan loss methodology. The decrease in the allowance for loan losses as a percentage of loans held for investment from December 31, 2018 was attributable to the acquisition of Green, as acquired loans are recorded at fair value. Our allowance for loan losses and remaining purchase discount on acquired loans as a percentage of loans held for investment, including mortgage warehouse, was 1.31%, 1.44% and 1.23% of total loans at December 31, 2019, September 30, 2019 and December 31, 2018, respectively.
Veritex recorded a provision for loan losses of $3.5 million for the quarter ended December 31, 2019 compared to a provision of $9.7 million and $1.4 million for the quarter ended September 30, 2019 and December 31, 2018, respectively, which reflects adjustments to provision for loan losses as a result of Veritex's continued organic growth and timing of charge-offs and recoveries recorded during the respective quarters. The decrease in the recorded provision for loan losses compared to the three months ended September 30, 2019 was primarily attributable to a $6.1 million charge-off during the third quarter of 2019 related to a commercial loan relationship acquired from Sovereign Bancshares, Inc. in 2017. The acquired commercial loan relationship consisted of a $7.8 million loan to an independent oil and gas exploration company that filed for bankruptcy protection in 2018 and recently entered into a sales process pursuant to Section 363 of the Bankruptcy Code. The increase in the recorded provision for loan losses compared to the three months ended December 31, 2018 was primarily attributable to continued organic growth and loans acquired from Green that were re-underwritten in the fourth quarter of 2019.
Nonperforming assets totaled $39.4 million, or 0.50%, of total assets at December 31, 2019 compared to $17.0 million, or 0.21%, of total assets at September 30, 2019 and $24.7 million, or 0.77%, of total assets at December 31, 2018. The increase of $22.4 million compared to September 30, 2019 was primarily due to a $19.6 million increase in certain acquired non-purchased credit impaired loans that moved to nonaccrual status during the fourth quarter 2019 and a $2.9 million increase in other real estate owned. The $19.6 million increase in acquired nonaccrual loans due was primarily related to a single commercial loan relationship which required no provision for loan loss after it was individually analyzed for impairment.

Dividend Information
On January 28, 2020, Veritex's Board of Directors declared a quarterly cash dividend of $0.17 per share on its outstanding shares of common stock, payable on February 20, 2020, to stockholders of record as of February 6, 2020.
Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value, tangible book value per common share, operating net income, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call to review the results on Wednesday, January 29, 2020 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/8groyitg and will receive a unique PIN number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call toll-free at (877) 703-9880.
The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.veritexbank.com. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference #8717068. This replay, as well as the webcast, will be available until February 5, 2020.
About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6132
scaudle@veritexbank.com
Forward-Looking Statements
This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment date of Veritex’s quarterly cash dividend, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2018 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
	(Dollars and shares in thousands)
Per Share Data (Common Stock):
Basic EPS	$0.56	$0.52	$0.50	$0.14	$0.41	$1.71	$1.63
Diluted EPS	0.56	0.51	0.49	0.13	0.40	1.68	1.60
Book value per common share	23.32	23.02	22.55	21.88	21.88	23.32	21.88
Tangible book value per common share[1]	14.74	14.61	14.27	13.76	14.74	14.74	14.74

Common Stock Data:
Shares outstanding at period end	51,064	52,373	53,457	54,563	24,254	51,064	24,254
Weighted average basic shares outstanding for the period	51,472	52.915	53.969	54.293	24,224	53,154	24,169
Weighted average diluted shares outstanding for the period	52,263	53,873	54,929	55,439	24,532	53,978	24,590

Summary Performance Ratios:
Return on average assets[2]	1.43%	1.36%	1.36%	0.38%	1.20%	1.14%	1.26%
Return on average equity[2]	9.63	8.98	8.98	2.52	7.44	7.57	7.73
Return on average tangible common equity[1,2]	16.22	15.15	15.26	5.09	11.52	13.02	12.89
Efficiency ratio	47.12	43.67	51.49	82.30	54.27	56.41	54.92

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.58	$0.53	$0.59	$0.59	$0.47	$2.29	$1.84
Pre-tax, pre-provision operating return on average assets[1,2]	2.07%	2.26%	2.22%	2.40%	1.95%	2.24%	2.02%
Operating return on average assets[1,2]	1.49	1.42	1.63	1.69	1.40	1.56	1.44
Operating return on average tangible common equity[1,2]	16.87	15.78	18.09	18.81	13.37	17.39	14.68
Operating efficiency ratio[1]	45.67	42.36	43.66	43.54	50.65	43.80	49.60

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	14.88%	15.11%	15.13%	15.18%	16.14%	15.07%	16.25%
Tier 1 capital to average assets (leverage)	10.17	10.33	10.47	10.57	12.04	10.17	12.04
Common equity tier 1 capital	10.60	10.82	11.32	11.07	11.80	10.60	11.80
Tier 1 capital to risk-weighted assets	11.02	11.26	11.77	11.50	12.18	11.02	12.18
Total capital to risk-weighted assets	13.10	12.26	12.80	12.45	12.98	13.10	12.98
Tangible common equity to tangible assets[1]	10.01	10.17	10.08	10.02	11.78	10.01	11.78

Veritex Bank Capital Ratios:
Tier 1 capital to average assets (leverage)	11.07%	10.64%	10.80%	10.65%	10.87%	11.07%	10.87%
Common equity tier 1 capital	12.00	11.61	12.16	11.61	11.01	12.00	11.01
Tier 1 capital to risk-weighted assets	12.00	11.61	12.16	11.61	11.01	12.00	11.01
Total capital to risk-weighted assets	12.44	12.00	12.54	11.93	11.64	12.44	11.64

1Refer to "Reconciliation of Non-GAAP Financial Measures" after the financial highlights for a reconciliation of this non-GAAP financial measure to their most directly comparable GAAP measure.
2Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(in thousands)

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$251,550	$252,592	$265,822	$339,473	$84,449
Securities	997,330	1,023,393	1,020,279	950,671	262,695
Other investments	89,923	89,795	81,088	75,920	23,174

Loans held for sale	14,080	10,715	7,524	8,002	1,258
Loans held for investment, mortgage warehouse	183,628	233,577	200,017	114,158	—
Loans held for investment	5,737,577	5,654,027	5,731,833	5,663,721	2,555,494
Total Loans	5,935,285	5,898,319	5,939,374	5,785,881	2,556,752
Allowance for loan losses	(29,834)	(26,243)	(24,712)	(21,603)	(19,255)
Bank-owned life insurance	80,915	80,411	79,899	79,397	22,064
Bank premises, furniture and equipment, net	118,536	118,449	115,373	119,354	78,409
Other real estate owned	5,995	4,625	1,748	151	—
Intangible assets, net	72,263	75,363	78,347	81,245	15,896
Goodwill	370,658	370,463	370,221	368,268	161,447
Other assets	62,086	75,716	82,667	69,474	22,919
Branch assets held for sale	—	—	—	83,516	—
Total assets	$7,954,707	$7,962,883	$8,010,106	$7,931,747	$3,208,550
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$1,556,500	$1,473,126	$1,476,668	$1,439,630	$626,283
Interest-bearing transaction and savings deposits	2,654,972	2,528,293	2,646,154	2,617,117	1,313,161
Certificates and other time deposits	1,682,878	1,876,427	2,042,266	2,240,968	682,984
Total deposits	5,894,350	5,877,846	6,165,088	6,297,715	2,622,428
Accounts payable and accrued expenses	37,197	45,475	44,414	42,621	5,413
Accrued interest payable	6,569	6,054	7,069	6,846	5,361
Advances from Federal Home Loan Bank	677,870	752,907	512,945	252,982	28,019
Subordinated debentures and subordinated notes	145,571	72,284	72,486	72,719	16,691
Other borrowings	2,353	2,787	2,811	2,778	—
Branch liabilities held for sale	—	—	—	62,381	—
Total liabilities	6,763,910	6,757,353	6,804,813	6,738,042	2,677,912
Commitments and contingencies
Stockholders’ equity:
Common stock	511	524	535	546	243
Additional paid-in capital	1,117,879	1,114,659	1,112,238	1,109,386	449,427
Retained earnings	147,911	125,344	104,652	84,559	83,968
Accumulated other comprehensive (loss)	19,061	23,837	17,741	7,016	(2,930)
Treasury stock	(94,565)	(58,834)	(29,873)	(7,802)	(70)
Total stockholders’ equity	1,190,797	1,205,530	1,205,293	1,193,705	530,638
Total liabilities and stockholders’ equity	$7,954,707	$7,962,883	$8,010,106	$7,931,747	$3,208,550

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(in thousands, except per share data)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Interest income:
Loans, including fees	$82,469	$85,811	$86,786	$85,747	$35,028	$340,813	$134,460
Securities	7,168	7,687	7,397	7,232	1,908	29,484	6,605
Deposits in financial institutions and Fed Funds sold	1,285	1,329	1,372	1,554	833	5,540	3,149
Other investments	820	816	622	691	413	2,949	855
Total interest income	91,742	95,643	96,177	95,224	38,182	378,786	145,069
Interest expense:
Transaction and savings deposits	8,203	10,381	11,405	10,366	5,412	40,355	17,599
Certificates and other time deposits	9,455	10,283	10,145	8,792	3,394	38,675	9,714
Advances from FHLB	2,661	3,081	2,187	2,055	377	9,984	1,701
Subordinated debentures and subordinated notes	1,559	1,024	998	1,094	304	4,675	1,031
Total interest expense	21,878	24,769	24,735	22,307	9,487	93,689	30,045
Net interest income	69,864	70,874	71,442	72,917	28,695	285,097	115,024
Provision for loan losses	3,493	9,674	3,335	5,012	1,364	21,514	6,603
Net interest income after provision for loan losses	66,371	61,200	68,107	67,905	27,331	263,583	108,421
Noninterest income:
Service charges and fees on deposit accounts	3,728	3,667	3,422	3,517	832	14,334	3,420
Loan fees	1,921	2,252	1,932	1,677	387	7,782	1,332
Loss on sales of investment securities	(438)	—	(642)	(772)	(42)	(1,852)	(64)
Gain on sales of loans	536	853	1,104	2,370	1,789	4,863	3,056
Rental income	371	369	373	368	310	1,481	1,654
Other	1,014	1,289	(155)	1,324	343	3,472	1,677
Total noninterest income	7,132	8,430	6,034	8,484	3,619	30,080	11,075
Noninterest expense:
Salaries and employee benefits	18,917	17,530	17,459	18,885	8,278	72,791	31,138
Occupancy and equipment	4,198	4,044	4,014	4,129	2,412	16,385	10,679
Professional and regulatory fees	2,615	2,750	2,814	3,418	1,889	11,597	7,282
Data processing and software expense	1,880	2,252	2,309	1,924	888	8,365	3,020
Marketing	971	708	961	619	570	3,259	1,783
Amortization of intangibles	2,696	2,712	2,719	2,760	835	10,887	3,467
Telephone and communications	466	361	625	395	223	1,847	1,299
Merger and acquisition expense	918	1,035	5,790	31,217	1,150	38,960	5,220
Other	3,623	3,238	3,205	3,646	1,293	13,712	5,371
Total noninterest expense	36,284	34,630	39,896	66,993	17,538	177,803	69,259
Income before income tax expense	37,219	35,000	34,245	9,396	13,412	115,860	50,237
Income tax expense	8,168	7,595	7,369	1,989	3,587	25,121	10,896
Net income	$29,051	$27,405	$26,876	$7,407	$9,825	$90,739	$39,341

Basic EPS	$0.56	$0.52	$0.50	$0.14	$0.41	$1.71	$1.63
Diluted EPS	$0.56	$0.51	$0.49	$0.13	$0.40	$1.68	$1.60
Weighted average basic shares outstanding	51,472	52,915	53,969	54,293	24,224	53,154	24,169
Weighted average diluted shares outstanding	52,263	53,873	54,929	55,439	24,532	53,978	24,590

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$5,692,773	$80,779	5.63%	$5,702,696	$84,022	5.85%	$2,502,084	$35,028	5.55%
Loans held for investment, mortgage warehouse	191,132	1,690	3.51	182,793	1,789	3.88	—	—	—
Securities	1,004,342	7,168	2.83	1,022,289	7,687	2.98	263,182	1,908	2.88
Interest-earning deposits in other banks	312,530	1,285	1.63	234,087	1,329	2.25	136,879	833	2.41
Other investments[2]	71,791	820	4.53	71,901	816	4.50	25,772	413	6.36
Total interest-earning assets	7,272,568	91,742	5.00	7,213,766	95,643	5.26	2,927,917	38,182	5.17
Allowance for loan losses	(27,564)			(22,539)			(18,338)
Noninterest-earning assets	798,501			818,150			333,589
Total assets	$8,043,505			$8,009,377			$3,243,168

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$2,621,163	8,203	1.24%	$2,621,701	$10,381	1.57%	$1,337,901	5,412	1.60%
Certificates and other time deposits	1,789,544	9,455	2.10	1,953,084	10,283	2.09	655,776	3,394	2.05
Advances from FHLB	726,352	2,661	1.45	632,754	3,081	1.93	52,436	377	2.85
Subordinated debentures and subordinated notes	118,193	1,559	5.23	74,869	1,024	5.43	16,691	304	7.23
Total interest-bearing liabilities	5,255,252	21,878	1.65	5,282,408	24,769	1.86	2,062,804	9,487	1.82

Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,540,406			1,467,127			643,958
Other liabilities	50,656			49,695			12,816
Total liabilities	6,846,314			6,799,230			2,719,578
Stockholders’ equity	1,197,191			1,210,147			523,590
Total liabilities and stockholders’ equity	$8,043,505			$8,009,377			$3,243,168

Net interest rate spread[3]			3.35%			3.40%			3.35%
Net interest income and margin[4]		$69,864	3.81%		$70,874	3.90%		$28,695	3.89%

1 Includes average outstanding balances of loans held for sale of $10,643, $8,525, and $1,019 for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively.
2 The Company historically reported dividend income in the "other noninterest income" line item and has reclassified $408 of dividend income into other investments as of December 31, 2018 in order to align with industry peers for comparability purposes.
3 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
4 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Year Ended December 31,
	2019			2018
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$5,722,039	$334,025	5.96%	$2,382,946	$134,460	5.64%
Loans held for investment, mortgage warehouse	162,325	6,788	4.18	—	—	—
Securities	977,621	29,484	3.02	247,163	6,605	2.67
Interest-earning deposits in other banks	259,866	5,540	2.13	160,402	3,149	1.96
Other investments[2]	60,308	2,949	4.89	17,326	855	4.93
Total interest-earning assets	7,182,159	378,786	5.27	2,807,837	145,069	5.17
Allowance for loan losses	(23,533)			(15,324)
Noninterest-earning assets	799,257			339,915
Total assets	$7,957,883			$3,132,428

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$2,648,113	40,355	1.52	$1,277,186	17,599	1.38
Certificates and other time deposits	1,997,090	38,675	1.94	608,041	9,714	1.60
Advances from FHLB	502,681	9,984	1.99	87,366	1,701	1.95
Subordinated debentures and subordinated notes	86,110	4,675	5.43	16,748	1,031	6.16
Total interest-bearing liabilities	5,233,994	93,689	1.79	1,989,341	30,045	1.51

Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,480,207			621,613
Other liabilities	44,809			12,456
Total liabilities	6,759,010			2,623,410
Stockholders’ equity	1,198,873			509,018
Total liabilities and stockholders’ equity	$7,957,883			$3,132,428

Net interest rate spread[3]			3.48%			3.66%
Net interest income and margin[4]		$285,097	3.97%		$115,024	4.10%

1Includes average outstanding balances of loans held for sale of $8,762 and $1,198 for the twelve months ended December 31, 2019 and 2018, respectively.
2 The Company historically reported dividend income in the "other noninterest income" line item and has reclassified $835 of dividend income into other investments as of December 31, 2018 in order to align with industry peers for comparability purposes.
3 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
4 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

Yield Trend

	For the Quarter Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Average yield on interest-earning assets:
Total loans[1]	5.63%	5.85%	5.92%	5.96%	5.55%
Loans held for investment, mortgage warehouse	3.51	3.88	4.56	5.26	—
Securities	2.83	2.98	3.10	3.17	2.88
Interest-bearing deposits in other banks	1.63	2.25	2.41	2.39	2.41
Other investments	4.53	4.50	4.19	4.92	6.36
Total interest-earning assets	5.00%	5.26%	5.39%	5.44%	5.17%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	1.24%	1.57%	1.69%	1.64%	1.60%
Certificates and other time deposits	2.10	2.09	1.93	1.59	2.05
Advances from FHLB	1.45	1.93	2.62	2.68	2.85
Subordinated debentures and subordinated notes	5.23	5.43	5.32	5.85	7.23
Total interest-bearing liabilities	1.65%	1.86%	1.90%	1.74%	1.82%

Net interest rate spread[2]	3.35%	3.40%	3.49%	3.70%	3.35%
Net interest margin[3]	3.81%	3.90%	4.00%	4.17%	3.89%
1 Includes average outstanding balances of loans held for sale of $10,643, $8,525, $8,140, $7,709 and $1,019 for the three months ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, respectively.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Average cost of interest-bearing deposits	1.59%	1.79%	1.79%	1.62%	1.75%
Average costs of total deposits, including noninterest-bearing	1.18	1.36	1.38	1.25	1.32

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

Loans Held for Investment ("LHI") and Deposit Portfolio Composition

	Dec 31, 2019		Sep 30, 2019		Jun 30, 2019		Mar 31, 2019		Dec 31, 2018
	(Dollars in thousands)
Loans Held for Investment[2]
Originated Loans
Commercial	$1,190,552	33.9%	$1,027,433	33.4%	$878,970	32.2%	$836,792	33.3%	$697,906	32.9%
Real Estate:
Owner occupied commercial	276,508	7.9	253,043	8.2	229,243	8.4	215,088	8.6	188,847	8.9
Commercial	1,024,635	29.2	877,669	28.5	800,506	29.3	752,628	30.0	636,200	30.0
Construction and land	527,985	15.0	490,389	15.9	405,323	14.8	364,812	14.5	303,315	14.3
Farmland	16,939	0.5	7,986	0.3	15,944	0.6	8,247	0.3	7,898	0.4
1-4 family residential	324,725	9.2	315,839	10.3	290,808	10.7	274,880	11.0	235,092	11.1
Multi-family residential	141,414	4.0	95,258	3.1	101,973	3.7	48,777	2.0	47,371	2.2
Consumer	10,096	0.3	8,471	0.3	7,714	0.3	8,587	0.3	4,304	0.2
Total originated LHI	$3,512,854	100%	$3,076,088	100%	$2,730,481	100%	$2,509,811	100%	$2,120,933	100%

Acquired Loans
Commercial	$522,286	23.5%	$683,823	26.5%	$909,074	30.3%	$975,878	30.9%	$62,866	14.4%
Real Estate:
Owner occupied commercial	430,274	19.3	463,087	18.0	517,525	17.2	530,026	16.8	132,432	30.5
Commercial	759,566	34.1	832,841	32.3	927,019	30.9	948,815	30.0	145,553	33.5
Construction and land	101,389	4.6	133,233	5.2	138,527	4.6	149,897	4.8	21,548	5.0
Farmland	—	—	—	—	1,528	0.1	1,781	0.1	2,630	0.6
1-4 family residential	225,086	10.1	243,471	9.4	266,248	8.9	295,719	9.4	62,825	14.5
Multi-family residential	178,627	8.0	211,708	8.2	228,904	7.6	238,936	7.6	3,914	0.9
Consumer	7,361	0.4	9,642	0.4	12,848	0.4	13,180	0.4	2,808	0.6
Total acquired LHI	$2,224,589	100%	$2,577,805	100%	$3,001,673	100%	$3,154,232	100%	$434,576	100%

Mortgage warehouse	183,628		233,577		200,017		114,158		—

Total LHI[1]	$5,921,071		$5,887,470		$5,932,171		$5,778,201		$2,555,509

Deposits[2]
Noninterest-bearing	$1,556,500	26.4%	$1,473,126	25.1%	$1,476,668	24.0%	$1,439,630	22.9%	$626,283	23.8%
Interest-bearing transaction	388,877	6.6	373,997	6.4	373,982	6.1	334,868	5.3	146,969	5.6
Money market	2,180,017	37.0	2,066,315	35.2	2,178,274	35.3	2,169,049	34.4	1,133,045	43.2
Savings	86,078	1.5	87,981	1.5	93,898	1.5	113,200	1.8	33,147	1.3
Certificates and other time deposits	1,682,878	28.5	1,876,427	31.8	2,042,266	33.1	2,240,968	35.6	682,984	26.1
Total deposits	$5,894,350	100%	$5,877,846	100%	$6,165,088	100%	$6,297,715	100%	$2,622,428	100%

Loan to Deposit Ratio	100.5%		100.2%		96.2%		91.8%		97.4%

1 Total loans held for investment does not include deferred costs of $134 thousand at December 31, 2019 and September 30, 2019, respectively, deferred fees of $321 thousand at June 30, 2019 and March 31, 2019, respectively, and deferred fees of $15 thousand at December 31, 2018.
2 LHI and deposit portfolio composition exclude assets and liabilities held for sale as of March 31, 2019.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

Asset Quality

	For the Quarter Ended					For the Year Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
	(Dollars in thousands)
Nonperforming Assets ("NPAs"):
Originated nonaccrual loans[1]	$5,100	$5,081	$4,751	$5,739	$5,358	$5,100	$5,358
Acquired nonaccrual loans[1]	24,679	5,091	10,982	12,944	19,387	24,679	19,387
Originated accruing loans 90 or more days past due	2,039	815	12,738	2,329	—	2,039	—
Acquired accruing loans 90 or more days past due[2]	1,621	1,379	13,036	1,974	—	1,621	—
Total nonperforming loans held for investment ("NPLs")	33,439	12,366	41,507	22,986	24,745	33,439	24,745
Other real estate owned	5,995	4,625	1,748	151	—	5,995	—
Total NPAs	$39,434	$16,991	$43,255	$23,137	$24,745	$39,434	$24,745

Charge-offs:
Residential	$—	$—	$(157)	$—	$—	$(157)	$—
Commercial	—	(8,101)	(143)	(2,654)	(26)	(10,898)	(175)
Consumer	(48)	(113)	(30)	(74)	—	(265)	(22)
Total charge-offs	(48)	(8,214)	(330)	(2,728)	(26)	(11,320)	(197)

Recoveries:
Residential	5	—	54	8	—	67	—
Commercial	135	71	10	10	7	226	41
Consumer	6	—	40	46	—	92	—
Total recoveries	146	71	104	64	7	385	41

Net charge-offs	$98	$(8,143)	$(226)	$(2,664)	$(19)	$(10,935)	$(156)

Allowance for loan losses ("ALLL") at end of period	$29,834	$26,243	$24,712	$21,603	$19,255	$29,834	$19,255

Remaining purchase discount ("PD") on acquired loans[3]	$47,774	$58,503	$80,365	$83,365	$12,098	$47,774	$12,098

Asset Quality Ratios:
NPAs to total assets	0.50%	0.21%	0.54%	0.29%	0.77%	0.50%	0.77%
NPLs to total LHI	0.56	0.21	0.70	0.40	0.97	0.56	0.97
ALLL to total LHI	0.50	0.45	0.42	0.37	0.75	0.50	0.75
ALLL and remaining PD on acquired loans to LHI[3]	1.31	1.44	1.77	1.82	1.23	1.31	1.23
Net charge-offs to average loans outstanding	—	0.14	—	0.05	—	0.19	0.01

1 The Company historically reported in the "acquired nonaccrual loans" line item in the table above only acquired purchased credit impaired (“PCI”) loans that were deemed to be on nonaccrual status subsequent to the respective acquisition date. The Company has re-classified $3,158, $5,040 and $2,485 for the three months ended June 30, 2019, March 31, 2019 and December 31, 2018, respectively, and $2,485 for the year ended December 31, 2018, of acquired non-PCI loans deemed to be on nonaccrual status subsequent to acquisition date from the "originated nonaccrual" line item into the "acquired nonaccrual loans" line item. As a result, both acquired PCI loans and acquired non-PCI loans are reflected in the "acquired nonaccrual loans" line item in order to align with industry peers for comparability purposes.
2 Accruing loans greater than 90 days past due exclude PCI loans greater than 90 days past due.
3 Remaining PD on acquired loans includes non-accretable and accretable purchase discount on purchased performing and purchased credit impaired loans for each quarter presented in the table.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by the number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,190,797	$1,205,530	$1,205,293	$1,193,705	$530,638
Adjustments:
Goodwill	(370,658)	(370,463)	(370,221)	(368,268)	(161,447)
Core deposit intangibles	(67,563)	(70,014)	(72,465)	(74,916)	(11,675)
Tangible common equity	$752,576	$765,053	$762,607	$750,521	$357,516
Common shares outstanding	51,064	52,373	53,457	54,563	24,254

Book value per common share	$23.32	$23.02	$22.55	$21.88	$21.88
Tangible book value per common share	$14.74	$14.61	$14.27	$13.76	$14.74

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,190,797	$1,205,530	$1,205,293	$1,193,705	$530,638
Adjustments:
Goodwill	(370,658)	(370,463)	(370,221)	(368,268)	(161,447)
Core deposit intangibles	(67,563)	(70,014)	(72,465)	(74,916)	(11,675)
Tangible common equity	$752,576	$765,053	$762,607	$750,521	$357,516
Tangible Assets
Total assets	$7,954,707	$7,962,883	$8,010,106	$7,931,747	$3,208,550
Adjustments:
Goodwill	(370,658)	(370,463)	(370,221)	(368,268)	(161,447)
Core deposit intangibles	(67,563)	(70,014)	(72,465)	(74,916)	(11,675)
Tangible Assets	$7,516,486	$7,522,406	$7,567,420	$7,488,563	$3,035,428
Tangible Common Equity to Tangible Assets	10.01%	10.17%	10.08%	10.02%	11.78%

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income adjusted for amortization of core deposit intangibles as net income available for common stockholders, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return on average tangible common equity as net income adjusted for amortization of core deposit intangibles (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average common equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average common equity to average tangible common equity and net income to net income adjusted for amortization of core deposit intangibles, net of taxes and presents our return on average tangible common equity:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
	(Dollars in thousands)
Net income adjusted for amortization of core deposit intangibles
Net income	$29,051	$27,405	$26,876	$7,407	$9,825	$90,739	$39,341
Adjustments:
Plus: Amortization of core deposit intangibles	2,451	2,451	2,451	2,477	432	9,830	4,060
Less: Tax benefit at the statutory rate	515	515	515	520	91	2,065	859
Net income adjusted for amortization of core deposit intangibles	$30,987	$29,341	$28,812	$9,364	$10,166	$98,504	$42,542

Average Tangible Common Equity
Total average stockholders' equity	$1,197,191	$1,210,147	$1,200,632	$1,190,266	$523,590	$1,198,873	$509,018
Adjustments:
Average goodwill	(370,463)	(370,224)	(369,255)	(366,795)	(161,447)	(369,441)	(160,907)
Average core deposit intangibles	(68,913)	(71,355)	(73,875)	(76,727)	(11,932)	(72,692)	(18,005)
Average tangible common equity	$757,815	$768,568	$757,502	$746,744	$350,211	$756,740	$330,106
Return on Average Tangible Common Equity (Annualized)	16.22%	15.15%	15.26%	5.09%	11.52%	13.02%	12.89%

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Net Income, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Net Income, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings and pre-tax, pre-provision operating earnings are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating net income as net income plus loss on sale of securities available for sale, net, plus loss (gain) on sale of disposed branch assets, plus lease exit costs, net, plus branch closure expenses, plus one-time issuance of shares to all employees, plus merger and acquisition expenses, less tax impact of adjustments, plus re-measurement of deferred tax assets as a result of the reduction in the corporate income tax rate under the Tax Cuts and Jobs Act, plus other merger and acquisition discrete tax items. We calculate (b) pre-tax, pre-provision operating earnings as operating net income as described in clause (a) plus provision for income taxes, plus provision for loan losses. We calculate (c) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (d) operating return on average tangible common equity as operating earnings as described in clause (a) divided by total average tangible common equity (average stockholders' equity less average goodwill and average core deposit intangibles, net of accumulated amortization.) We calculate (e) operating efficiency ratio as non interest expense plus adjustments to operating non interest expense divided by (i) non interest income plus adjustments to operating non interest income plus (ii) net interest income. We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers. The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
	(Dollars in thousands)
Operating Earnings
Net income	$29,051	$27,405	$26,876	$7,407	$9,825	$90,739	$39,341
Plus: Loss on sale of securities available for sale, net	438	—	642	772	42	1,852	42
Plus: Loss (gain) on sale of disposed branch assets[1]	—	—	359	—	—	359	(388)
Plus: Lease exit costs, net[2]	—	—	—	—	—	—	1,071
Plus: Branch closure expenses	—	—	—	—	—	—	172
Plus: One-time issuance of shares to all employees	—	—	—	—	—	—	421
Plus: Merger and acquisition expenses	918	1,035	5,431	31,217	1,150	38,601	5,220
Operating pre-tax income	30,407	28,440	33,308	39,396	11,017	131,551	45,879
Less: Tax impact of adjustments[3]	(23)	217	1,351	6,717	(440)	8,262	633
Plus: Tax Act re-measurement	—	—	—	—	—	—	5
Plus: Other M&A tax items[4]	829	406	277	—	—	1,512	—
Plus: Discrete tax adjustments[5]	(965)	—	—	—	—	(965)	—
Operating net income	$30,294	$28,629	$32,234	$32,679	$11,457	$123,836	$45,251

Weighted average diluted shares outstanding	52,263	53,873	54,929	55,439	24,532	53,978	24,590
Diluted EPS	$0.56	$0.51	$0.49	$0.13	$0.40	$1.68	$1.60
Diluted operating EPS	$0.58	$0.53	$0.59	$0.59	$0.47	$2.29	$1.84
1 Loss on sale of disposed branch assets for the year ended December 31, 2019 and for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
2 Lease exit costs, net for the year ended December 31, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that we ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.
3 A 2019 and 2018 transaction cost study were completed during the fourth quarter of 2019 and 2018, respectively, resulting in $1,468 thousand and $3,460 thousand of expenses paid that are non-deductible merger and acquisition expenses for the year ended December 31, 2019 and 2018, respectively. As such, $308 thousand and $727 thousand is the tax impact of these non-deductible expenses that are reflected in the year ended December 31, 2019 and December 31, 2018 tax impact of adjustments amounts reported, respectively. All other adjustments to operating net income are taxed at the statutory rate.
4 Other M&A tax items of $829 thousand, $406 thousand and $277 thousand recorded during the three months ended December 31, 2019, September 30, 2019 and June 30, 2019, respectively, relate to permanent tax expense recognized by the Company as a result of deduction limitations on compensation paid to covered employees in excess of the 162(m) limitation directly due to change-in-control payments made to covered employees in connection with the Green acquisition.
5 Discrete tax adjustments of $965 thousand were recorded during the fourth quarter of 2019 primarily due to the Company recording a net tax benefit of $1.6 million as a result of the Company settling an audit with the IRS. The Company released an uncertain tax position reserve that was assumed in the Green acquisition resulting in a $2.2 million tax benefit, offset by tax expense totaling $598 thousand that were recorded due to the Tax Cuts and Jobs Act rate change on deferred tax assets resulting from the IRS audit settlement. The net IRS settlement was offset by various discrete, non-recurring tax expenses totaling $0.6 million.

	For the Quarter Ended					For the Year Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net Income	$29,051	$27,405	$26,876	$7,407	$9,825	$90,739	$39,341
Plus: Provision for income taxes	8,168	7,595	7,369	1,989	3,587	25,121	10,896
Pus: Provision for loan losses	3,493	9,674	3,335	5,012	1,364	21,514	6,603
Plus: Loss on sale of securities available for sale, net	438	—	642	772	42	1,852	42
Plus: Loss (gain) on sale of disposed branch assets[1]	—	—	359	—	—	359	(388)
Plus: Lease exit costs, net[2]	—	—	—	—	—	—	1,071
Plus: Branch closure expenses	—	—	—	—	—	—	172
Plus: One-time issuance of shares to all employees	—	—	—	—	—	—	421
Plus: Merger and acquisition expenses	918	1,035	5,431	31,217	1,150	38,601	5,220
Net pre-tax, pre-provision operating earnings	$42,068	$45,709	$44,012	$46,397	$15,968	$178,186	$63,378

Total average assets	$8,043,505	$8,009,377	$3,059,456	$2,989,974	$3,243,168	$7,957,883	$3,132,428
Pre-tax, pre-provision operating return on average assets[3]	2.07%	2.26%	2.22%	2.40%	1.95%	2.24%	2.02%

Average Total Assets	$8,043,505	$8,009,377	$7,937,319	$7,841,267	$3,243,168	$7,957,883	$3,132,428
Return on average assets[3]	1.43%	1.36%	1.36%	0.38%	1.20%	1.14%	1.26%
Operating return on average assets[3]	1.49	1.42	1.63	1.69	1.40	1.56	1.44

Operating earnings adjusted for amortization of intangibles
Net operating earnings	$30,294	$28,629	$32,234	$32,679	$11,457	$123,836	$45,251
Adjustments:
Plus: Amortization of core deposit intangibles	2,451	2,451	2,451	2,477	432	9,830	4,060
Less: Tax benefit at the statutory rate	515	515	515	520	91	2,065	859
Operating earnings adjusted for amortization of intangibles	$32,230	$30,565	$34,170	$34,636	$11,798	$131,601	$48,452

Average Tangible Common Equity
Total average stockholders' equity	$1,197,191	$1,210,147	$1,200,632	$1,190,266	$523,590	$1,198,873	$509,018
Adjustments:
Average goodwill	(370,463)	(370,224)	(369,255)	(366,795)	(161,447)	(369,441)	(160,907)
Average core deposit intangibles	(68,913)	(71,355)	(73,875)	(76,727)	(11,932)	(72,692)	(18,005)
Average tangible common equity	$757,815	$768,568	$757,502	$746,744	$350,211	$756,740	$330,106
Operating return on average tangible common equity[3]	16.87%	15.78%	18.09%	18.81%	13.37%	17.39%	14.68%

Efficiency ratio	47.12%	43.67%	51.49%	82.30%	54.27%	56.41%	54.92%
Operating efficiency ratio	45.67%	42.36%	43.66%	43.54%	50.65%	43.80%	49.60%
1 Loss on sale of disposed branch assets for the year ended December 31, 2019 and for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
2 Lease exit costs, net for the year ended December 31, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that we ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.
3 Annualized ratio for quarterly metrics.